SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT – March 10, 2009

(Date of Earliest Event Reported)

COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File No.  1-10352

Delaware	59-2758596
(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code:  (973) 994-3999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 10, 2009, the Board of Directors of Columbia Laboratories, Inc. (the “Company”) increased the size of the Board from eight to nine directors and elected Frank C. Condella, Jr., as a director to fill the newly created seat, and to serve on the Board’s Compensation and Scientific Committees. The Board also (i) granted to Mr. Condella 16,556 shares of restricted stock pursuant to both the Company’s compensation and reimbursement practices for non-employee directors filed as an exhibit to the Company’s quarterly report on Form 10-Q, dated August 8, 2007, and a restricted stock agreement in the form filed as an exhibit to the Company’s current report on Form 8-K, dated May 17, 2006, and (ii) agreed that the Company will enter into an indemnification agreement with Mr. Condella in the form filed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2003.

The Company is not aware of (i) any arrangement or understanding between Mr. Condella and any other persons pursuant to which he was selected as a director or (ii) any item requiring disclosure under Item 404(a) of Regulation S-K.

On March 10, 2009, Denis M. O’Donnell, M.D., informed the Company that he will not stand for re-election at the Company’s 2009 annual meeting of stockholders. He will continue to serve on the Company’s Board of Directors until the Company’s 2009 annual meeting.

Item 8.01 Other Events

On March 11, 2009, the Company issued a press release about the election of Mr. Condella to the Board. A copy of Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01                      Financial Statements and Exhibits.

 (d)           Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 11, 2009, entitled: “Frank C. Condella, Jr. Elected to Columbia Laboratories Board of Directors.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 12, 2009

COLUMBIA LABORATORIES, INC.

By: /S/ James A. Meer
James A. Meer
Senior Vice President
and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated March 11, 2009, entitled: “Frank C. Condella, Jr. Elected to Columbia Laboratories Board of Directors.”